EXHIBIT 99.1

Contact:	Investor Relations

W. Douglass Harris

William Lyon Homes

(949) 833-3600

WILLIAM LYON HOMES REPORTS SECOND QUARTER RESULTS;

NET INCOME UP 126%

NEWPORT BEACH, CA—August 4, 2004—William Lyon Homes (NYSE: WLS) today reported that net income for the second quarter ended June 30, 2004 increased 126% to $31,148,000, or $3.14 per diluted share, as compared to net income of $13,792,000, or $1.38 per diluted share, for the comparable period a year ago. Consolidated operating revenue increased 142% to $384,483,000 for the quarter ended June 30, 2004, as compared to $158,734,000 for the comparable period a year ago. Consolidated operating revenue in the 2004 period includes revenue of $81,937,000 from consolidated joint ventures with no comparable amount included in consolidated operating revenue in the 2003 period, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended, as described below.

The Company reported that net income for the six months ended June 30, 2004 increased 149% to $46,557,000, or $4.70 per diluted share, as compared to net income of $18,674,000, or $1.87 per diluted share, for the comparable period a year ago. Consolidated operating revenue increased 176% to $639,031,000 for the six months ended June 30, 2004, as compared with $231,195,000 for the comparable period a year ago. Consolidated operating revenue in the 2004 period includes revenue of $142,914,000 from consolidated joint ventures with no comparable amount included in consolidated operating revenue in the 2003 period, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended, as described below.

The Company’s combined results including joint ventures were as follows: Net new home orders for the quarter ended June 30, 2004 increased 19% to 1,127, a record for any quarter in the Company’s history, as compared to 948 homes for the quarter ended June 30, 2003. Net new home orders for the six months ended June 30, 2004 were 2,219, up 30% from 1,705 homes for the six months ended June 30, 2003. The average number of sales locations during the quarter ended June 30, 2004 was 46, up 18% from 39 in the comparable period a year ago. The number of homes closed in the second quarter of 2004 was 794 homes, a record for any second quarter in the Company’s history, up 56% from 510 homes in the second quarter of 2003. At June 30, 2004, the backlog of homes sold but not closed totaled 2,088 homes, a record for any quarter in the Company’s history, up 39% from 1,507 homes at June 30, 2003, and up 19% from 1,755 homes at March 31, 2004. At June 30, 2004, the dollar amount of backlog of homes sold but not closed was $1,140,788,000, a record for any quarter in the Company’s history, up 101% from $567,852,000 at June 30, 2003, and up 24% from $916,590,000 at March 31, 2004. Selected financial and operating information for the Company including joint ventures, is set forth in greater detail in a schedule attached to this release.

For the quarter ended June 30, 2004, the excess of revenue from sales of homes over the related cost of sales (gross margin) increased by $60.0 million to $84.2 million in the 2004 period from $24.2 million in the 2003 period primarily due to (i) an increase in the number of wholly-owned homes closed to 635 homes in the 2004 period from 368 homes in the 2003 period; (ii) an increase in the average sales price of wholly-owned homes to $449,000 in the 2004 period from $379,600 in the 2003 period; (iii) an increase in wholly-owned gross margin percentages to 23.3% in the 2004 period from 17.4% in the 2003 period; and (iv) gross margin of $17.7 million from consolidated joint ventures in 2004 with no comparable amount included in 2003, due to the adoption of Interpretation No. 46 as described below.

For the six months ended June 30, 2004, the excess of revenue from sales of homes over the related cost of sales (gross margin) increased by $102.0 million to $138.3 million in the 2004 period from $36.3 million in the 2003 period primarily due to (i) an increase in the number of wholly-owned homes closed to 1,100 in the 2004 period from 552 in the 2003 period; (ii) an increase in the average sales price of wholly-owned homes to $435,200 in the 2004 period from $380,600 in the 2003 period; (iii) an increase in wholly-owned gross margin percentages to 22.7% in the 2004 period from 17.3% in the 2003 period; and (iv) gross margin of $29.7 million from consolidated joint ventures in 2004 with no comparable amount included in 2003, due to the adoption of Interpretation No. 46 as described below.

General William Lyon, Chairman and Chief Executive Officer stated: “We are very pleased with the Company’s outstanding results for the first six months of 2004. Our strategy of building in three of the top markets in the United States has been validated by our record results for the first six months of 2004. We continue to maintain a strong leadership position in each of these dynamic markets. Our improved operating results in 2004 as compared to the comparable period a year ago have been driven by an increased number of deliveries as well as by significant improvements in our gross margins which are attributable, in part, to the strong housing market in many of the communities in which we build.”

General Lyon further stated: “The efficiency of our operations is demonstrated by our low combined selling, general and administrative expense rate which was approximately 8.5% for the six months ended June 30, 2004.”

General Lyon added: “We are very proud to report to our shareholders that our return on shareholders’ equity for the last twelve months through June 30, 2004 was approximately 39%, which we believe to be among the highest in the homebuilding industry.”

General Lyon also stated: “On an overall basis, we were very pleased with our net new home order activity for the second quarter of 2004. Net new orders were 1,127 for the second quarter of 2004 which were the highest for any quarter in the Company’s history. The 19% increase in period-over-period net new home orders was primarily a result of a 126% increase in net new home orders in our Arizona division, and a 31% increase in net new home orders in our Nevada division. These increases were offset by a 4% decrease in net new home orders in our California divisions which is primarily attributable to accelerated sales rates at many of our projects in California in the first quarter which reduced the amount of product available for sale in the second quarter; however, our year-to-date sales through June 30, 2004 in California are up 26%.”

General Lyon concluded: “The backlog of homes sold but not closed of 2,088 with a dollar value of $1.1 billion at June 30, 2004, were records for any quarter end in the Company’s history.”

Based on the Company’s results experienced in the first half of the year, including our record new orders and our corresponding record backlog, we are raising our guidance for 2004. We are now targeting 3,400 deliveries, including our consolidated joint ventures, which will result in total revenues of approximately $1.8 billion, including lot sales. With our revenue growth as well as our continued margin expansion, our full year 2004 earnings are estimated to be between $15.50 and $15.75 per share, reflecting an increase of up to 117% over our full year 2003 earnings per share of $7.27.

Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended (“Interpretation No. 46”) addresses the consolidation of variable interest entities (“VIEs”). Under Interpretation No. 46, arrangements that are not controlled through voting or similar rights are accounted for as VIEs. An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. VIEs include certain homebuilding and land development joint ventures, and certain entities with which the Company enters into option agreements for the purchase of land or lots and pays a non-refundable deposit or enters into land banking arrangements. Interpretation No. 46 applied immediately to arrangements created after January 31, 2003 and, with respect to arrangements created before February 1, 2003, the interpretation was applied to the Company as of January 1, 2004.

Based on the Company’s analysis of arrangements created after January 31, 2003, no VIEs had been created for the period from February 1, 2003 through June 30, 2003 with respect to option agreements or land banking arrangements as identified in the previous paragraph. At June 30, 2003, three joint ventures created after January 31, 2003 have been determined to be VIEs under Interpretation No. 46 in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these three joint ventures have been consolidated with the Company’s financial statements as of June 30, 2003 and for the three and six months ended June 30, 2003. At December 31, 2003, certain joint ventures and one land banking arrangement created after January 31, 2003 had been determined to be VIEs under Interpretation No. 46 in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of these joint ventures and land banking arrangement were consolidated with the Company’s financial statements as of December 31, 2003 and for the period then ended. Effective January 1, 2004, certain additional joint ventures and land banking arrangements created prior to February 1, 2003 have been determined to be VIEs under Interpretation No. 46 in which the Company is considered the primary beneficiary. Accordingly, the assets, liabilities and operations of all of these joint ventures and land banking arrangements have been consolidated with the Company’s financial statements as of January 1, 2004 and for the three and six months ended June 30, 2004. Included in the Company’s consolidated balance sheet at June 30, 2004 are real estate inventories related to the VIEs of $392,569,000, together with related notes payable of $100,193,000 and minority interest of $185,425,000. Because the Company already recognized its proportionate share of joint venture earnings and losses under the equity method of accounting, the adoption of Interpretation No. 46 does not affect the Company’s consolidated net income.

The Company will hold a conference call on Thursday, August 5, 2004 at 11:00 a.m. Pacific Time to discuss the second quarter 2004 earnings results. The dial-in number is (800) 659-2032 (enter passcode number 97639768). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on August 5, 2004 at 1:00 p.m. Pacific Time through midnight on August 13, 2004. The dial-in number for the replay is (888) 286-8010 (enter passcode number 54290603). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is one of the oldest and largest homebuilders in the Southwest with development communities in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2004			2003
	Wholly-Owned	Joint Ventures	Combined Total	Wholly-Owned	Joint Ventures	Combined Total
Selected Financial Information (dollars in thousands)
Homes closed	635	159		368	142

Home sales revenue	$285,123	$81,937		$139,681	$69,978
Cost of sales	(218,602)	(64,226)		(115,444)	(53,884)

Gross margin	$66,521	$17,711		$24,237	$16,094

Gross margin percentage	23.3%	21.6%		17.4%	23.0%

Number of homes closed
California	311	159	470	174	142	316
Arizona	107	—	107	76	—	76
Nevada	217	—	217	118	—	118

Total	635	159	794	368	142	510

Average sales price
California	$637,200	$515,300	$595,900	$494,900	$492,800	$493,900
Arizona	234,900	—	234,900	229,900	—	229,900
Nevada	284,900	—	284,900	305,900	—	305,900

Total	$449,000	$515,300	$462,300	$379,600	$492,800	$411,100

Number of net new home orders
California	354	276	630	469	189	658
Arizona	278	—	278	123	—	123
Nevada	219	—	219	167	—	167

Total	851	276	1,127	759	189	948

Average number of sales locations during period
California	20	12	32	18	8	26
Arizona	7	—	7	7	—	7
Nevada	7	—	7	6	—	6

Total	34	12	46	31	8	39

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of June 30,
	2004			2003
	Wholly- Owned	Joint Ventures	Combined Total	Wholly- Owned	Joint Ventures	Combined Total
Backlog of homes sold but not closed at end of period
California	766	666	1,432	758	275	1,033
Arizona	423	—	423	234	—	234
Nevada	233	—	233	240	—	233

Total	1,422	666	2,088	1,232	275	1,507

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$581,939	$367,268	$949,207	$237,235	$126,143	$453,378
Arizona	106,573	—	106,573	45,884	—	45,884
Nevada	85,008	—	85,008	68,590	—	68,590

Total	$773,520	$367,268	$1,140,788	$441,709	$126,143	$567,852

Lots controlled at end of period Owned Lots
California	2,486	2,248	4,734	2,406	1,447	3,853
Arizona	1,249	—	1,249	988	—	988
Nevada	1,362	—	1,362	1,623	—	1,623

Total	5,097	2,248	7,345	5,017	1,447	6,464

Optioned lots (1)
California			4,192			4,060
Arizona			7,228			3,981
Nevada			1,250			26

Total			12,670			8,067

Total lots controlled
California			8,926			7,913
Arizona			8,477			4,969
Nevada			2,612			1,649

Total			20,015			14,531

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2004			2003
	Wholly- Owned	Joint Ventures	Combined Total	Wholly- Owned	Joint Ventures	Combined Total
Selected Financial Information (dollars in thousands)
Homes closed	1,100	297		552	273

Home sales revenue	$478,694	$142,914		$210,104	$139,339
Cost of sales	(370,002)	(113,262)		(173,817)	(107,677)

Gross margin	$108,692	$29,652		$36,287	$31,662

Gross margin percentage	22.7%	20.7%		17.3%	22.7%

Number of homes closed				\
California	561	297	858	247	273	520
Arizona	169	—	169	124	—	124
Nevada	370	—	370	181	—	181

Total	1,100	297	1,397	552	273	825

Average sales price
California	$588,800	$481,200	$551,600	$518,600	$510,400	$514,300
Arizona	219,000	—	219,000	229,700	—	229,700
Nevada	301,000	—	301,000	295,700	—	295,700

Total	$435,200	$481,200	$445,000	$380,600	$510,400	$423,600

Number of net new home orders
California	815	649	1,464	805	353	1,158
Arizona	385	—	385	221	—	221
Nevada	370	—	370	326	—	326

Total	1,570	649	2,219	1,352	353	1,705

Average number of sales locations during period
California	20	12	32	17	8	25
Arizona	5	—	5	6	—	6
Nevada	7	—	7	6	—	6

Total	32	12	44	29	8	37

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per common share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Operating revenue
Home sales	$367,060	$139,681	$621,608	$210,104
Lots, land and other sales	17,423	17,000	17,423	17,000
Management fees	—	2,053	—	4,091

	384,483	158,734	639,031	231,195

Operating costs
Cost of sales—homes	(282,828)	(115,444)	(483,264)	(173,817)
Cost of sales—lots, land and other	(13,826)	(10,779)	(13,826)	(10,802)
Sales and marketing	(12,879)	(6,222)	(23,292)	(10,298)
General and administrative	(17,054)	(11,327)	(30,718)	(21,166)
Other	(434)	(487)	(767)	(923)

	(327,021)	(144,259)	(551,867)	(217,006)

Equity in (loss) income of unconsolidated joint ventures	(87)	7,605	(183)	15,076

Minority equity in (income) loss of consolidated entities	(6,652)	12	(10,912)	12

Operating income	50,723	22,092	76,069	29,277
Other income, net	1,300	1,244	1,705	2,320

Income before provision for income taxes	52,023	23,336	77,774	31,597
Provision for income taxes	(20,875)	(9,544)	(31,217)	(12,923)

Net income	$31,148	$13,792	$46,557	$18,674

Earnings per common share
Basic	$3.16	$1.40	$4.74	$1.91

Diluted	$3.14	$1.38	$4.70	$1.87

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Cash and cash equivalents	$28,117	$24,137
Receivables	32,339	46,211
Real estate inventories	1,163,217	698,047
Investments in and advances to unconsolidated joint ventures	19,991	45,613
Property and equipment, less accumulated depreciation of $6,969 and $6,517 at June 30, 2004 and December 31, 2003, respectively	17,219	1,625
Deferred loan costs	11,859	9,041
Goodwill	5,896	5,896
Other assets	18,367	19,036

	$1,297,005	$849,606

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$ 58,013	$ 35,697
Accrued expenses	81,171	92,636
Notes payable	265,362	80,331
10¾% Senior Notes due April 1, 2013	246,523	246,406
7½% Senior Notes due July 1, 2014	150,000	—

	801,069	455,070

Minority interest in consolidated entities	193,353	142,496

Stockholders’ equity
Common stock, par value $.01 per share; 30,000,000 shares authorized; 9,887,736 and 9,787,440 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	99	98
Additional paid-in capital	110,803	106,818
Retained earnings	191,681	145,124

	302,583	252,040

	$1,297,005	$849,606

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

UNCONSOLIDATED JOINT VENTURE INFORMATION

The Company and certain of its subsidiaries are general partners or members in joint ventures involved in the development and sale of residential projects. The consolidated financial statements of the Company include the accounts of the Company, all majority-owned and controlled subsidiaries and certain joint ventures which have been determined to be variable interest entities in which the Company is considered the primary beneficiary (see above). The financial statements of joint ventures which have not been determined to be variable interest entities in which the Company is considered the primary beneficiary are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method. Condensed combined statements of income for these joint ventures for the three and six months ended June 30, 2004 and 2003 are summarized as follows:

CONDENSED COMBINED STATEMENTS OF INCOME

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Operating revenue
Home sales	$—	$69,978	$—	$139,339
Land sale	—	8,440	—	8,440

	—	78,418	—	147,779
Operating costs
Cost of sales—homes	—	(53,884)	—	(107,677)
Cost of sales—land	—	(8,132)	—	(8,132)
Sales and marketing	(21)	(2,052)	(21)	(4,095)

Operating (loss) income	(21)	14,350	(21)	27,875
Other expense, net	(153)	(409)	(345)	(200)

Net (loss) income	$(174)	$13,941	$(366)	$27,675

Allocation to owners
William Lyon homes	(87)	$7,605	$(183)	$15,076
Others	(87)	6,336	(183)	12,599

	$(174)	$13,941	$(366)	$27,675

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2004	2003	2004	2003
Net income	$31,148	$13,792	$100,020	$58,040
Net cash used in operating activities	$(38,685)	$(78,353)	$(219,276)	$(81,443)
Interest incurred(1)	$15,238	$12,383	$54,240	$37,762
Adjusted EBITDA(2)	$67,275	$33,413	$228,742	$106,003
Ratio of adjusted EBITDA to interest incurred			4.22x	2.81x

(1)	Interest incurred for the three and twelve months ended June 30, 2004 includes $2,301,000 of interest related to debt of consolidated entities which totaled $100,193,000 at June 30, 2004, due to the adoption of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as amended.
(2)	Adjusted EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the indentures governing the Company’s 10¾% Senior Notes and 7½% Senior Notes (“Indentures”). In addition, management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to adjusted EBITDA is provided as follows:

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2004	2003	2004	2003
Net income	$31,148	$13,792	$100,020	$58,040
Provision for income taxes	20,875	9,544	70,109	27,690
Interest expense:
Interest incurred	15,238	12,383	54,240	37,762
Interest capitalized	(15,238)	(12,383)	(54,240)	(37,762)
Amortization of capitalized interest in cost of sales	14,938	5,038	53,022	26,892
Depreciation and amortization	227	280	901	1,370
Cash distributions of income from unconsolidated joint ventures	—	12,364	20,667	29,327
Equity in (loss) income of unconsolidated joint ventures	87	(7,605)	(15,977)	(37,316)

Adjusted EBITDA	$67,275	$33,413	$228,742	$106,003

A reconciliation of net cash used in operating activities to adjusted EBITDA is provided as follows:

	Three Months Ended June 30,		Last Twelve Months Ended June 30,
	2004	2003	2004	2003
Net cash used in operating activities	$(38,685)	$(78,353)	$(219,276)	$(81,443)
Interest expense:
Interest incurred	15,238	12,383	54,240	41,537
Interest capitalized	(15,238)	(12,383)	(54,240)	(41,537)
Amortization of capitalized interest in cost of sales	14,938	5,038	53,022	26,892
Cash distributions of income from unconsolidated joint ventures	—	12,364	20,667	29,327
Minority equity in (income) loss of consolidated entities	(6,652)	12	(11,353)	12
Net changes in operating assets and liabilities:
Receivables	(3,643)	(1,607)	13,896	8,224
Real estate inventories	99,097	118,687	314,591	135,245
Deferred loan costs	(146)	714	248	6,682
Other assets	(1,460)	121	1,135	(1,721)
Accounts payable	(7,357)	(16,160)	(839)	(15,651)
Accrued expenses	11,183	(7,403)	56,651	(1,564)

Adjusted EBITDA	$67,275	$33,413	$228,742	$106,003